Exhibit 99(p)(1)

CHOU AMERICA MUTUAL FUNDS

CODE OF ETHICS

July 1, 2010

I.           Statement of General Principles

Rule 17j-1 of the Investment Company Act of 1940 (the “1940 Act) requires, among other things, that registered investment companies adopt, implement, and enforce a written code of ethics.  This Code of Ethics (this “Code”) has been adopted by Chou America Mutual Funds (the “Trust”) in accordance with the requirements of the 1940 Act.  The terms and provisions of this Code apply to all “Access Persons” of the separate series of the Trust (each, a “Fund”), as defined below.

This Code reflects the principle that all Access Persons of the Funds owe an overarching fiduciary duty of care, loyalty, honesty and good faith to Fund shareholders.  As part of this fiduciary duty, Access Persons must place the best interests of Fund shareholders first.  In addition, all personal securities transactions of Access Persons must be conducted in accordance with the provisions of the Code and in such a manner as to avoid any conflict of interest with the Funds.

Access Persons must comply with all applicable federal securities laws.  No Access Persons may engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any shareholder of the Funds.

II.           Access Persons and Investment Personnel

An “Access Person” is:

(1) any trustee, director or officer of the Trust or Chou America Management Inc. (“Adviser”);

(2) any trustee, director, officer or employee of the Trust or Adviser (or any person in a control relationship to a Fund or Adviser) who, in connection with his or her regular duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to making any recommendations with respect to such purchases or sales, and

(2) any natural person in a control relationship to a Fund or Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of securities by such Fund.

“Investment Personnel” means:

(1) any employee of the Trust or Adviser (or of any company in a control relationship to a Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and

(2) any natural person who controls a Fund or Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by such Fund.
III.           Pre-Clearance of Personal Securities Transactions

Investment Personnel are required to obtain pre-clearance for all personal securities transactions involving initial public offerings or limited offerings.  The Chief Compliance Officer will review the transaction and determine whether to grant the Investment Personnel clearance for the proposed transaction unless they are required to report to the Adviser pursuant to a code of ethics adopted by the Adviser (the “Adviser’s Code”) that has been approved by the Board of Trustees of the Chou America Mutual Funds (the “Board”); provided, further, that such code of ethics is adopted, maintained and enforced pursuant to rules and regulations promulgated by the Securities and Exchange Commission (or any successor agency) under the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the “1940 Act”)  and the Investment Adviser’s Act of 1940..

IV.           Reporting Requirements

All Access Persons are required to report their securities transactions and holdings to the Chief Compliance Officer as described below unless they are required to report pursuant to the Adviser’s Code. The Chief Compliance Officer reports to the Trust’s Treasurer.  The Chief Compliance Officer provides notification to Access Persons of their reporting obligations under the Code. An Access Person need not make a report under this section with respect to transactions effected for any account over which the person has no direct or indirect influence or control or with respect to transactions effected pursuant to an automatic investment plan.

A.           New Access Persons

Within ten days of becoming an Access Person, such Access Person must submit a Personal Holdings Disclosure Form (in the form attached as Appendix A) to the Chief Compliance Officer.  In this form, an Access Person must disclose all securities in which the Access Person has a direct or indirect beneficial ownership interest, including shares of mutual funds.  The information in this form must be current as of a date not more than 45 days prior to the date the individual became an Access Person.

In addition, new Access Persons must submit an Account Disclosure Form (in the form attached as Appendix B) to the Chief Compliance Officer within ten days of becoming an Access Person.  In this form, an Access Person is required to provide information with respect to all brokerage accounts in which the Access Person has a direct or indirect beneficial ownership interest as defined in Rule 17j-1(d)(5) of the 1940 Act.

Furthermore, new Access Persons must also submit an Acknowledgement (in the form attached as Appendix C) to the Chief Compliance Officer within ten days of becoming an Access Person, certifying the Access Person’s agreement to abide by this Code of Ethics.

B.           Annual Reporting Requirements

Within 30 days after the end of each calendar year, each Access Person must complete and submit a Personal Holdings Disclosure Form to the Chief Compliance Officer.  The information in this form must be current as of a date no more than 45 days before the form is submitted to the Chief Compliance Officer.

In addition, each Access Person must complete and submit an Annual Certification (in the form attached as Appendix D) to the Chief Compliance Officer within 30 days after the end of each calendar year certifying that the Access Person has complied with the Code of Ethics during the previous calendar year.

C.           Quarterly Reporting Requirements

Within 30 days after the end of each calendar quarter, each Access Person must complete and submit an Account Disclosure Form (Appendix B) to the Chief Compliance Officer providing information with respect to all brokerage accounts established during the quarter in which the Access Person has a direct or indirect beneficial ownership interest.

In addition, within 30 days after the end of each calendar quarter, each Access Person must complete and submit a Report of Securities Transactions Form (in the form attached as Appendix E) to the Chief Compliance Officer identifying all personal securities transactions executed by the Access Person during the previous calendar quarter.

Access Persons are not required to make the quarterly reports on the Account Disclosure Form (Appendix B) and Report of Securities Transactions Form (Appendix E) hereunder if such reports would duplicate information contained in trade confirmations or brokerage account statements sent to the Funds’ Chief Compliance Officer, provided such trade confirmations and/or brokerage account statements (1) are received by the Chief Compliance Officer within 30 days after the end of the calendar quarter in which an account was established or a transaction was executed, and (2) include all of the information that would have been provided in the foregoing reports.

D.           Fund Trustees

Notwithstanding the foregoing, trustees of the Trust who are not “interested persons” of the Funds under the 1940 Act are not required to submit the following reports solely by reason of being a Trustee of the Trust:

(1)           initial and annual Personal Holdings Disclosure Forms; and

(2)
quarterly Account Disclosure Forms and Report of Securities Transactions Forms, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as Trustee should have known, that during the 15-day period immediately before or after the Trustee’s transaction in a security, a Fund purchased or sold the security, or a Fund considered purchasing or selling the security.

VI.           Exempted Transactions

The following types of securities transactions are specifically exempted from coverage by this Code:

(1)           transactions in securities issued by the U.S. government;

(2)
transactions in shares of U.S. open-ended investment companies (other than the Funds and any other U.S. registered investment company for which Chou America serves as investment adviser or sub-adviser);

(3)           transactions involving bank certificates of deposit;

(4)	transactions effected in any account over which the Access Person has no direct influence or control (e.g., blind trust, discretionary account or trust managed by a third party); and

(5)	transactions which are part of an automatic investment plan, including dividend reinvestment programs.

VII.           Violations

Access Persons, unless they are required to report pursuant to the Adviser’s Code, must promptly report any actual or suspected violations of this Code of Ethics to the Chief Compliance Officer.  The Adviser must promptly report to the Chief Compliance Officer any actual or suspected violations of the Adviser’s Code to the extent it impacts Access Persons of the Funds.  The Chief Compliance Officer will report any material violations of this Code of Ethics or the Adviser’s Code to the Board for its consideration of such sanctions or remedial action, if any, as it deems necessary or appropriate.  These sanctions may include, among other things, a letter of censure, fine, suspension, termination of employment or removal of office from the Fund.

VIII.           Amendments

From time to time, this Code of Ethics may be amended or otherwise revised.  In such event, the Chief Compliance Officer will distribute the amended or revised Code (or relevant portions thereof) to all Access Persons unless they are required to report pursuant to the Adviser’s Code.  All such individuals will be required to complete and submit an Acknowledgement to the Chief Compliance Officer certifying his or her agreement to abide by such amended or revised Code.

IX.           Administration

The Chief Compliance Officer or her designee will periodically review reports submitted by Access Persons pursuant to the Code of Ethics, brokerage account statements, transaction confirmations, and other relevant documentation to monitor compliance by Access Persons with the Code and maintain or cause to be maintained the records required by Rule 17j(1)(f) of the Investment Company Act of 1940.

X.           Board Review and Approval

The Board, including a majority of the Trustees who are not “interested persons” of the Funds under the 1940 Act shall:

(1)	Approve the code of ethics of the Trust and the Adviser’s Code initially and any material changes to these codes within six months of such change;
(2)
Base its approval of a code of ethics, and any material changes to a code of ethics, on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in prohibited conduct;

(3)
Receive, prior to approving a code or any amendment to a code a certification from the Trust’s Chief Compliance Officer or Adviser that the Trust or Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code; and

(4)	Receive and consider, no less frequently than annually
a.	A written report from the Trust’s Chief Compliance Officer and Adviser describing issues, material violations or sanctions arising under the codes; and
b.
A written certification from the Trust’s Chief Compliance Officer and Adviser that procedures reasonably necessary to prevent Access Persons from violating its code were adopted by the Trust or Adviser, as applicable.

Appendix A

CHOU AMERICA MUTUAL FUNDS

Personal Holdings Disclosure Form

New Employee ________                                                      Annual Disclosure __________

Please complete the table below or attach statements that include the requested detail.

Name/Description		Number	Principal	Name of
of Security	Ticker	Shares	Amount	Broker

I hereby certify that the list set forth above contains a true and complete list of all reportable securities in which I have a direct or indirect beneficial ownership interest.

Date:________________________                                                                           Signature:_________________________________

Appendix B

CHOU AMERICA MUTUAL FUNDS

Account Disclosure Form

I hereby certify that I have complied with the requirements of the Chou America Mutual Funds Code of Ethics and have disclosed or reported all brokerage accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.  Below is a current list of the brokerage accounts in which I have a direct or indirect beneficial ownership interest and the date on which the account was established.

Date____________________________                                                                           ____________________________
(Signature)

____________________________
(Print Name)

Please check applicable box:

I have previously disclosed all brokerage accounts in which I have a direct or indirect beneficial interest, and no other brokerage accounts in which I have a direct or indirect beneficial interest were opened by me or on my behalf during the previous quarter.

I have a direct or indirect beneficial interest in brokerage accounts that have not been previously disclosed. Information concerning these brokerage accounts is as follows.

Name of Broker	Account Number	Date Account Established

Appendix C

CHOU AMERICA MUTUAL FUNDS

Acknowledgement

Code of Ethics

I hereby acknowledge receipt of the Chou America Mutual Funds Code of Ethics and certify that I have read and agree to abide by it.  I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated insider trading laws are now pending or, to my knowledge, threatened by any person or authority.

Date:__________________________                                                                           __________________________
(Signature)

__________________________
(Print Name)

Appendix D

CHOU AMERICA MUTUAL FUNDS

Code of Ethics

Annual Certification

I hereby certify that I have complied with the requirements of the Chou America Mutual Funds Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.

Date____________________________                                                                           ____________________________
(Signature)

____________________________
(Print Name)

Appendix E

CHOU AMERICA MUTUAL FUNDS

Report of Securities Transactions for
Quarter Ended ___________________

I certify that there were no reportable securities transactions in which I had or acquired any direct or indirect beneficial interest during the quarter.

I certify that there were reportable securities transactions during the quarter in which I had or acquired a direct or indirect beneficial ownership interest, and all of such transactions are identified on the list below and/or brokerage statements previously furnished to the Chief Compliance Officer.

Name/Description		Number	Date of		Bot/	Name of
of Security	Ticker	Shares	Tran	Price	Sold	Broker

Date:________________________                                                                           Signature:_________________________________